Exhibit 4.1 (a)

                             EXHIBIT A
                      CHEYENNE SOFTWARE, INC.

                1987 Non-Qualified stock Option Plan
                 Originally Adopted August 17, 1987

                 Adopted by the Board of Directors,
           As Amended and Restated, on September 12, 1994

     1. Purpose. The purpose of the Cheyenne Software, Inc. 1987 Non-Qualified Stock Option Plan (the "Plan") as hereinafter set forth, is to enable Cheyenne Software, Inc. ("CSI"), a Delaware corporation, and its affiliated companies (hereinafter referred to, individually and/or collectively, as the "Corporation") to attract, retain, and reward key managerial employees and consultants, by offering them an opportunity to have a greater proprietary interest in and closer identity with the Corporation and with its financial success. O[Options granted under the Plan are not intended to be qualified stock options under Internal Revenue Code 422A. Proceeds of cash or property received by the Corporation from the sale of Common Stock of CSI pursuant to options granted under the Plan will be used for general corporate purposes.

     2. Administration.
         (a) The plan shall be administered by the Board of Directors (the "Board") of CSI, or a committee (the "Committee") appointed by the Board. The Committee shall be composed of not fewer than two (2) directors, all of the members of such Board, if such Board acts as administrator of the Plan, or Committee shall be disinterested persons, as defined by the provisions of subparagraph 2(b). The Committee may have responsibilities in addition to the administration of the Plan.

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The Executive or Compensation Committee may be designated as the
Committee which administers the Plan. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of respective participants' agreements (which need not be identical) and make such other determinations as it deems necessary or advisable for the administration of the Plan. The decisions of the Committee on matters within their jurisdiction under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith.

         (b) The term "disinterested person" as used in this Plan, shall mean an administrator of the Plan who has not at any time within one year prior to his/her service as an administrator of the Plan received, and who will not during the term of his/her service receive, a discretionary grant or award of a stock option or stock appreciation rights under this Plan, or any other plan or practice of CSI or any of its affiliates. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Act of 1934, as amended, as from time to time in effect.

     3. Eligibility. Options may be granted under this Plan only to key managerial employees of the Corporation or its affiliates and to consultants to the Corporation. The Committee shall determine, within the limits of the express provisions of the Plan, those key managerial employees and consultants to whom, and the time or times at which, options shall be granted. The Committee shall also determine the number of shares to be subject to each option, the duration of each option, the exercise price (option price) under each option, the time or times

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within which (during the term of the option) all or portions of each option may be exercised, and whether cash, Common Stock, or other property may be accepted in full or partial payment upon exercise of a stock option. In making such determinations, the Committee may take into account the nature of the services rendered by the employee or consultant, his/her present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion shall deem relevant.

     4. Common Stock. Options may be granted for a number of shares not to exceed, in the aggregate, 4,237,500 shares of Common stock, $0.01 par value, of CSI except as such number of shares shall be adjusted in accordance with the provisions of Section 6 hereof. Such shares may be either authorized by unissued shares or reacquired shares or other treasury shares. In the event that any option granted under the Plan expires unexercised, or is surrendered by a participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which options may be granted under the Plan, the shares theretofore subject to such option, or to the unexercised portion thereof, shall again become available for new options to be granted under the Plan to any eligible employee or consultant (including the holder of such former option) at an option price determined in accordance with Section 5(a) hereof, which price may then be greater or less than the option price of such former option.

     5. Required Terms and Conditions of Options. The option granted under the Plan shall be in such form and upon such terms and conditions as the Committee shall from time to time determine subject to the provisions of the Plan, including the following:

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         (a) Option Price.  The option price of each option to purchase
Common Stock shall be at either 100% of the fair market value of the Common Stock subject to such option at the time such option is granted, or at such value to be determined in accordance with procedures established by the Committee; provided that the option price shall in no event be less than the par value of the Common Stock subject to such option.
         (b) Maximum Term. No option shall be exercisable after the expiration of seven years from the date it is granted.

         (c) Installment Exercise Limitations. At the discretion of the Committee, options may become exercisable in such number of cumulative annual installments as the Committee may establish.

         (d) Termination of Option. In the event an optionee shall cease to be employed by the Corporation for any reason other than death, the optionee shall have the right, subject to the provisions of Sections 5(b) and 6 hereof, to exercise his option at any time within three months after such cessation of employment, but only as to such number of shares as to which his option was exercisable at the date of such cessation of employment. Notwithstanding the provisions of the preceding sentence, (i) if cessation of employment occurs by reason of the disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code), such three month period shall be extended to six months; and (ii) if employment is terminated at the request of the Corporation for substantial cause, the participant's right to exercise his option shall terminate at the time notice of termination of employment is given by the Corporation to such optionee. For purposes of this provision, substantial cause shall include: (i) the commission of a criminal act

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against, or in derogation of the interest of the Corporation, (ii)
divulging confidential information about the Corporation to the public;
(iii) interference with the relationship between the Corporation and any supplier, client, customer or similar person; or (iv) the performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interest of the Corporation to constitute substantial cause for termination. If a participant dies while in the employ of the Corporation or its subsidiaries or within three months after cessation of such employment, his estate, personal representative or the person that acquires his option by bequest or inheritance or by reason of his death shall have the right, subject to the provisions of Section 5(b) and 6 hereof, to exercise his option at any time within six months from the date of his death, but only as to the number of shares as to which his option was exercisable on the date of his death. In any such event, unless so exercised within the period as aforesaid, the option shall terminate at the expiration of said period. The time of cessation of employment and whether an authorized leave of absence or absence on military or government service shall constitute cessation of employment, for the purpose of the Plan, shall be determined by the Committee.
         (e) Method of Exercise. Options may be exercised by giving written notice to the Treasurer of CSI, stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for Common Stock, whether in cash or other shares of Common stock shall be made in full at the time that an option, or any part thereof, is exercised. Notwithstanding the foregoing, payment for Common Stock may not be made with other shares of Common Stock acquired through previous exercise of a stock option under

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this Plan if such Common Stock has not been held by the participant at least six months from date of exercise.

     6. Adjustments.

         (a) The aggregate of shares of Common Stock with respect to which options may be granted hereunder and the number of shares of Common Stock subject to each outstanding option, may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock of CSI resulting from a subdivision or consolidation of shares whether through reorganization, payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by CSI; provided, however, that no adjustment in the number of shares with respect to which options may be granted under the Plan or in the number of shares subject to outstanding options shall be made except in the event, and then only to the extent, that such adjustment, together with all respective prior adjustments which were not made as a result of this provision, involves a net change of more than ten percent (i) from the number of shares of Common Stock with respect to which options may be granted under the Plan or (ii) with respect to each outstanding option, from the respective number of shares of Common Stock subject thereto on the date of grant thereof.

         (b) Subject to any required action by the stockholders, if CSI shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, any option granted hereunder

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shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled if he actually owned the stock subject to the option immediately prior to the time any such transaction became effective; provided, however, that all unexercised options under the Plan may be canceled by CSI as of the effective date of any such transaction, by giving notice to the holders thereof of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction of all partly or wholly unexercised options in full (without regard to installment exercise limitations).

         (c) In the case of dissolution of CSI, every option outstanding hereunder shall terminate; provided, however that each option holder shall have 30 days' prior written notice of such event, during which time he shall have a right to exercise his partly or wholly unexercised option (without regard to installment exercise limitations).

         (d) On the basis of information known to CSI, the Committee shall make all determinations under this Section 6, including whether a transaction involves a sale of substantially all CSI's assets; and all such determinations shall be conclusive and binding.

     7. Option Agreements. Each optionee shall agree to such terms and conditions in connection with the exercise of an option, including restrictions on the disposition of the Common Stock acquired upon the exercise thereof, as the Committee may deem appropriate. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an option may bear a legend referring to the terms and conditions contained in the respective option agreement and the Plan, and CSI may place a stop transfer order with its transfer agent against the transfer of such shares.

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     8. Certain Legal and Other Requirements.

         (a) The obligation of the Corporation to sell and deliver Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, or any state securities laws, if deemed necessary or appropriate by the Board, of the Common Stock reserved for issuance upon exercise of options. Nothing herein shall be construed to obligate the Corporation to effect any such registration or qualification. The certificates evidencing the Common Stock issued upon exercise of options may be legended to indicate a lack of such registration or qualification. The Corporation may require any optionee, as a condition of exercising his option, or at anytime thereafter, to represent in writing that he is acquiring (or has acquired) the Common Stock for his own account and not with a view to distribution; notwithstanding standing the foregoing, the Corporation's failure or refusal to request and/or obtain such representation shall not be construed as a waiver of any provision hereof.

         (b) A participant shall have no rights as a stockholder with respect to any shares covered by an option granted to, or exercised by, him until the date of delivery of a stock certificate to him for such shares. No adjustment other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

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     9. Non-transferability.  During the lifetime of an optionee, any option granted to him shall be exercisable only by him or by his guardian or legal representative. No option shall be assignable or transferable, except by will or by laws of descent and distribution. The granting of an option shall impose no obligation upon the employee to exercise such option or right.

     10. No Contract of Employment. Neither the adoption of this Plan nor the grant of any option shall be deemed to obligate the Corporation to continue the employment of any optionee for any particular period, or to continue to retain any consultant, nor shall the granting of an option constitute a request or consent to postpone the retirement date of any employee.

     11. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein) to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or

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misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall, in writing, offer the Corporation the opportunity, at its own expense, to handle and defend the same.

     12. Termination and Amendment of Plan.    No options shall be
granted under the Plan more than ten years after the date the Plan was adopted. The Board, acting by a majority of its members, exclusive of Board members who are eligible to receive options, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not (i) change the total number of shares of Common Stock available for options under the Plan, except as provided in Section 6 hereof, (ii) extend the duration of the Plan, (iii) increase the maximum term of options, (iv) decrease the minimum option price or otherwise materially increase the benefits accruing to participants under the Plan, or (v) materially modify the eligibility requirements of the Plan; and provided further, that no such action shall materially and adversely affect any outstanding options without the consent of the respective optionees.

     13. Effective Date.

          (a) The Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation within twelve months thereafter, and options made available prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.

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          (B)  The 1991 amendment to paragraph 4 of the Plan shall
become effective as of the date of stockholder approval and adoption of the Plan, as amended and restated, with the exception of the amendments contained in subparagraph 2(a) and 2(b), which provisions shall become effective as of September 1, 1992.